EXHIBIT 10.2
                                                                    ------------



                            COMVERSE TECHNOLOGY, INC.
                     2005 STOCK INCENTIVE COMPENSATION PLAN
                         DEFERRED STOCK AWARD AGREEMENT




SECTION 1.     GRANT OF DEFERRED STOCK UNITS.

(a) AWARD. On the terms and conditions set forth in this Agreement and the Notice of Grant of Deferred Stock Units For Israeli Employees (the "Notice"), the Company hereby grants to Yaron Tchwella (the "Grantee") a total of 41,364 Deferred Stock Units (the "Granted Units") as of May 30, 2007.

(b) SHAREHOLDER RIGHTS. The Grantee (or any successor in interest) shall not have any of the rights of a shareholder (including, without limitation, voting, dividend and liquidation rights) with respect to the Granted Units until such time as the Company delivers to the Grantee the shares of Common Stock in settlement of the Granted Units, as described in Section 4(a).

(c) PLAN AND DEFINED TERMS. This award is granted under and subject to the terms of the 2005 Stock Incentive Compensation Plan and the Stock Incentive Compensation Plan (2005) Addendum dated July 5, 2005 (together the "Plan"), which is incorporated herein by reference. Capitalized terms used herein and not defined in the Agreement (including Section 9 hereof) shall have the meaning set forth in the Plan. To the extent any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

(d) GRANTEE UNDERTAKING. The Grantee agrees to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION 2.     NO TRANSFER OR ASSIGNMENT OF AWARD.

               This Award and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process; provided, however, that the Grantee shall be permitted to transfer this award, in connection with his or her estate plan, to the Grantee's spouse, siblings, parents, children and grandchildren or a charitable organization that is exempt under Section 501(c)(3) of the Code or to trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons or to the Grantee's former spouse in accordance with a domestic relations order.

SECTION 3.     VESTING; TERMINATION OF SERVICE.

(a) VESTING. This award shall vest with respect to one-third of the Granted Units on each of the first, second and third anniversaries of April 13, 2007 (each, a "Vesting Date").



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(b)     TERMINATION OF SERVICE. Except as otherwise provided in this Section 3, the unvested portion of the award shall be forfeited as of the date (the "Termination Date") that the Grantee actually ceases to provide services to the Company or any Affiliate in any capacity of Employee, Director or Consultant (irrespective of whether the Grantee continues to receive severance or any other continuation payments or benefits after such date) (such cessation of the provision of services by Grantee being referred to as "Service Termination"). A Service Termination shall not occur and Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiary or Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary or Affiliate in any capacity of Employee, Director or Consultant.

(c) TERMINATION WITHOUT CAUSE. In the event of Service Termination by the Company or an Affiliate without Cause, the Granted Units shall vest on the Termination Date and the shares of Common Stock to be issued under the vested Granted Units in accordance with Section 4 of hereof shall be delivered to the Grantee on the applicable Vesting Date (the "Delivery Date"), provided, however, that in the event of a Change in Control on or after the Termination Date and prior to the Delivery Date, the Common Stock shall be delivered on the date of the Change in Control. Notwithstanding the above, no shares of Common Stock shall be delivered to the Grantee in the event the Grantee breaches any of the covenants set forth in Section 7 hereof.

(d) RESIGNATION. In the event of Service Termination resulting from the Grantee's voluntary resignation, all unvested Granted Units subject to this award shall be immediately forfeited as of the Termination Date.

(e) TERMINATION FOR CAUSE. In the event of Service Termination by the Company or an Affiliate with Cause or if Cause exists as of the Termination Date, the Grantee shall forfeit all unvested Granted Units that are subject to this award and any vested Granted Units with respect to which delivery of the Common Stock has not yet been made as of the Termination Date.

(f) DEATH/DISABILITY. Any unvested portion of the Granted Units shall become 100% vested upon Service Termination due to the Grantee's death or Disability.

(g) CHANGE IN CONTROL. Any unvested portion of the Granted Units shall become 100% vested upon a Change in Control unless this award is assumed, converted or replaced by the continuing entity in which case this award (or its successor) shall become 100% vested upon Service Termination by the Company or an Affiliate without Cause within 24 months following the Change in Control.

SECTION 4.     SETTLEMENT OF GRANTED UNITS.

(a) SETTLEMENT AMOUNT. Subject to Section 4(b) hereof, the Company shall deliver to the Grantee on each vesting date a number of shares of Common Stock equal to the aggregate number of Granted Units that vest as of such date; provided, however, that no shares of Common Stock will be issued in settlement of this award unless the issuance of shares complies with all relevant provisions of law and the requirements of any stock exchange upon which the


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shares of Common Stock may then be listed. No fractional shares of Common Stock will be issued. The Company will pay cash in respect of fractional shares of Common Stock.

(b) WITHHOLDING REQUIREMENTS. Unless the Company shall have satisfied the tax withholding from other amounts payable to the Grantee, the Company shall withhold from the settlement amount a sufficient number of shares of Common Stock to enable the Company to satisfy its withholding requirements with respect to the settlement of the Granted Units. All Grantees who are domiciled in Israel shall be subject to the tax rules set forth in the Stock Incentive Compensation Plan (2005) Addendum dated July 5, 2005.

SECTION 5.     ADJUSTMENT OF GRANTED UNITS.

               If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any extraordinary dividend or distribution of cash or other assets, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that will be paid to the Grantee upon settlement of the Granted Units.

SECTION 6.     MISCELLANEOUS PROVISIONS.

(a) NO RETENTION RIGHTS, NO FUTURE AWARDS. Nothing in this award or in the Plan shall confer upon the Grantee any right to any future Awards or to continue in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Continuous Service at any time and for any reason, with or without cause.

(b) AWARD UNFUNDED. The Granted Units represent an unfunded promise. The Grantee's rights with respect to the Granted Units are no greater than the rights of a general unsecured creditor of the Company.

(c) NOTICE. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express (or other similar overnight service) or by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(d) ENTIRE AGREEMENT. This Agreement, the Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.



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(e)     WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee's assigns and the legal representatives, heirs and legatees of the Grantee's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g) CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

SECTION 7.     RESTRICTIVE COVENANTS.

(a) CONFIDENTIALITY. The Grantee shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company or an Affiliate, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which Grantee acquires during the period of employment, including, without limitation, records kept in the ordinary course of business, except (i) as such disclosure or use may be required or appropriate in connection with Grantee's work as an employee of the Company or an Affiliate, (ii) when required to do so by a court of law, governmental agency or administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Grantee to divulge, disclose or make accessible such information or (iii) as to such confidential information that becomes generally known to the public or trade without his or her violation of this Section 7(a). The Grantee hereby sells, assigns and transfers to the Company all of Grantee's right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the "Rights") that, during Grantee's employment, are made or conceived by him or her, alone or with others, and that relate to the Company or an Affiliate's present business or arise out of any work Grantee performs or information Grantee receives regarding the business of the Company or an Affiliate while employed by the Company or an Affiliate. The Grantee shall fully disclose to the Company or an Affiliate as promptly as possible all information known or possessed by him or her concerning the Rights, and upon request by the Company or an Affiliate and without any further compensation in any form to Grantee by the Company or an Affiliate, but at the expense of the Company or an Affiliate, execute all applications for patents and copyright registrations, assignments thereof and other applicable instruments and do all things that the Company or an Affiliate may reasonably deem necessary to vest and maintain in it the entire right, title and interest in and to all such Rights.

(b) NONCOMPETE; NON NONSOLICITION. For and in consideration of the compensation to be paid by the Company pursuant to the terms hereof, and in recognition of the fact that the Grantee will have access to confidential information and other valuable rights of the Company, the Grantee covenants and agrees that he will not, at any time during his employment with the Company and for a period of twelve (12) months thereafter, directly or indirectly, engage in any business or in any activity related to the development, sale, production, manufacturing, marketing or distribution of products or services that are in competition with products or services that the Company or any of its


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subsidiaries produces, sells, manufactures, markets, distributes or has interest in, in any state or foreign country in which the Company or any of its subsidiaries then conducts business or reasonably has plans to conduct business. It is not the intent of this covenant to bar the Grantee from employment in any company whose general business is the manufacture of communications equipment or delivery of communications services, only to limit specific and direct competition with the Company. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Grantee from being an investor in securities of a competitor listed on a national securities exchange or actively traded over-the-counter so long as such investments are in amounts not significant as compared to his total investments or to the aggregate of the outstanding securities of the issuer of the same class or issue of the specific securities involved. The Grantee further agrees that during his employment by the Company and for a period of twelve (12) months thereafter, the Grantee shall not, directly or indirectly, induce, attempt to induce, or aid others in inducing, an exempt Grantee of the Company to accept employment or affiliation with another firm or corporation engaging in such business or activity of which the Grantee is an Grantee, owner, partner or consultant.

(c) GEOGRAPHIC SCOPE. The Company and the Grantee agree that the duration and geographic scope of the Restrictive Covenant provision set forth in this
Section 7 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Company and the Grantee hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Company and the Grantee intend that this provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

SECTION 8.     CLAW BACK

If a Grantee violates the requirements of Section 7 of this Agreement, then in addition to all remedies in law and/or equity available to the Company, Grantee shall forfeit all unvested Granted Units and vested Granted Units for which delivery of the underlying shares of Common Stock has not occurred. In addition, with respect to Granted Units for which shares of Common Stock were previously issued to the Grantee pursuant to Section 4 hereof, the Grantee shall immediately pay to the Company the Fair Market Value of such Common Stock on the date(s) such Granted Units vested, without regard to any taxes that may have been deducted from such amount.

SECTION 9.     DEFINITIONS.

(a)     "AGREEMENT" shall mean this Deferred Stock Unit Award Agreement.

(b)     "CAUSE" shall mean a good faith finding by the Company of:

(i) commission by the Grantee of, or a plea of nolo contendere by the Grantee to, any felony;



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(ii)    a material violation by the Grantee of federal or state securities laws;

(iii) willful misconduct or gross negligence by the Grantee resulting in material and demonstrable harm to the Company;

(iv) a material violation by the Grantee of any Company policy or procedure provided to the Grantee resulting in material and demonstrable harm to the Company including, without limitation, a material violation of the Company's Code of Business Conduct and Ethics;

(v) the repeated and continued failure by the Grantee to carry out, in all material respects, the reasonable and lawful directions of the Company that are within the Grantee's individual control and consistent with the Grantee's position and duties and responsibilities hereunder, except for a failure that is attributable to the Grantee's illness, injury or Disability; or

(vi) fraud, embezzlement, theft or material dishonesty by the Grantee against the Company.

(c) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(d) "DISABILITY" shall mean the Grantee's inability to substantially perform his duties and responsibilities at the Company for a period of six (6) consecutive months or nine (9) out of twelve (12) nonconsecutive months due to a physical or mental disability, as the term "physical or mental disability" is defined in the Company's long-term disability insurance plan then in effect (or would be so found if the Grantee applied for coverage or benefits under such plan).

(e) "GRANTED UNITS" shall have the meaning described in Section 1(a) of this Agreement.

(f) "NOTICE" shall have the meaning described in Section 1(a) of this Agreement.

(g) "PLAN" shall have the meaning described in Section 1(c) of this Agreement.

(h) "SERVICE TERMINATION" shall have the meaning described in Section 3(b) of this Agreement.

(i) "TERMINATION DATE" shall have the meaning described in Section 3(b) of this Agreement.

(j) "VESTING DATE" shall have the meaning described in Section 3(a) of this Agreement.


        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, on 31st day of May, 2007.


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GRANTEE:                                COMVERSE TECHNOLOGY, INC.


/s/  Yaron Tchwella                     By:   /s/  Andre Dahan
------------------------------             ------------------------------
Yaron Tchwella                          Andre Dahan
                                        Chief Executive Officer and President
































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                            COMVERSE TECHNOLOGY, INC.
                                 (the "Company")

                     NOTICE OF GRANT OF DEFERRED STOCK UNITS
                     ---------------------------------------
                              FOR ISRAELI EMPLOYEES
                              ---------------------

Date:   May 31, 2007

Yaron Tchwella

Dear Yaron:

Pursuant to the terms and conditions of the Comverse Technology, Inc. (the "COMPANY") 2005 Stock Incentive Compensation Plan and the Stock Incentive Compensation Plan (2005) Addendum dated July 5, 2005 (together the "PLAN"), subject to agreement to be bound by the terms of the Company's Deferred Stock Award Agreement (the "AGREEMENT") to be provided under separate cover, you have been granted 41,363 Deferred Stock Units (the "GRANTED UNITS") as outlined below.

      Granted to:                     Yaron Tchwella

      Grant Date:                     May 30, 2007

      Deferred Stock Units Granted:   41,364

      Vesting Schedule:               33-1/3  on each of the first, second
                                      and third anniversaries of April 13, 2007.

1. The Granted Units and any additional rights including, without limitation, any share bonus that shall be distributed to you in connection with the Granted Units (the "ADDITIONAL RIGHTS"), shall be allocated on your behalf to the Trustee "ESOP Trust Company" ("the TRUSTEE").

2. The Granted Units and Additional Rights shall be allocated on your behalf to the Trustee under the provisions of the Capital Gains Tax Track and will be held by the Trustee for the period (the "HOLDING PERIOD") stated in Section 102 of the Income Tax Ordinance, 1961 and the Income Tax Regulations (Tax Relieves in Allocation of Shares to Employees), 2003 promulgated thereunder ("SECTION 102").

3. If you sell or withdraw the Granted Units from the Trustee before the end of the Holding Period (which shall be referred to as a "VIOLATION"), you shall pay income tax at your marginal rate on the profits derived from the Granted Units plus payments to the National Insurance Institute and Health Tax. You may also be required to reimburse the Company or your employing company, as the case may be, (the "EMPLOYING COMPANY") for the employer


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      portion of the payments to the National Insurance Institute, plus any legally required linkage and interest. You also may be required to reimburse the Employing Company for any other expenses that the Employing Company shall bear as a result of a Violation.

4. The Granted Units and Additional Rights are granted to you and allocated to the Trustee according to the provisions of Section 102, the Plan and the Hebrew version of the Trust Agreement signed between Comverse Ltd. and the Trustee attached herewith and made a part of this notice.

5. The Granted Units is granted to you on the condition that you sign the Approval of the Designated Employee as detailed and defined below.



   /s/  Andre Dahan                                       May 31, 2007
 -------------------------------                  ------------------------------
 Comverse Technology Inc.                         Date
 Andre Dahan
 Chief Executive Officer and
 President






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                      APPROVAL OF THE DESIGNATED EMPLOYEE:
                      ------------------------------------

I hereby agree that the Granted Units and Additional Rights granted to me, shall be allocated to the Trustee under provisions of the Capital Gains Tax Track and shall be held by the Trustee for the period stated in Section 102 and in accordance with the provisions of the Trust Agreement, or for a shorter period if an approval is received from the Israeli Tax Authorities.

I am aware that, upon termination of my employment in the Employing Company, I shall not have a right to the Granted Units, except as specified in the Plan.

I hereby confirm that:

      1. I have read the Plan (which includes the Company's 2005 Stock Incentive Compensation Plan for 2000 and Stock Incentive Compensation Plan (2005) Addendum dated July 5, 2005), I understand and accept its terms and conditions. I specifically confirm that I have read, understand and agree to Sections 3.1, 3.2 and 4 of the Addendum. I also am aware that the Company agrees to grant me the Granted Units and allocate them on my behalf to the Trustee based on my confirmation;

      2. I understand the provisions of Section 102 and the applicable tax track of this grant of Granted Units;

      3. I agree to the terms and conditions of the Hebrew version of the Trust Agreement attached to this Notice of Grant;

      4. Subject to the provisions of Section 102, I confirm that I shall not sell and/or transfer the Granted Units or Additional Rights from the Trustee before the end of the Holding Period;

      5. I hereby confirm that, if I shall sell the Granted Units or withdraw the Granted Units from the Trustee before the end of the Holding Period as defined in Section 102(a) of the Tax Ordinance (the "VIOLATION"), I shall reimburse the Employing Company for the employer any portion of the payment paid by the Employing Company to the National Insurance Institute plus linkage and interest in accordance with the law, and also shall reimburse the Employing Company for any other expenses that the Employing Company shall incur as a result of the Violation (the payment to the National Insurance Institute and any other expense hereinafter referred to as the "PAYMENT"). I shall reimburse the Employing Company within three
            (3) days of the receipt of such a demand or, at the sole discretion of the Employing Company, the Employing Company or the Trustee shall deduct the said Payment from monies received on my behalf as a result of sale of the said shares.




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      6.    I hereby confirm that I have: (i) read and understand this letter, and (ii) received all the clarifications and explanations that I have requested.





                                /s/  Yaron Tchwella                5/31/07
-----------------------------   ---------------------------   ------------------
Yaron Tchwella                  Signature                     Date










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